Athena Silver Corporation, formerly Golden West Brewing Company, Inc.

Announces New Ticker Symbol.

BOULDER, COLORADO.  February 4, 2010.  Athena Silver Corporation (OTCBB:  AHNR) formerly Golden West Brewing Company, Inc. (OTCBB:  GWBC) announced today that effective with the open of trading on Friday, February 5, 2010, the Company’s new ticker symbol will be AHNR.

Safe Harbor

This press release may contain projection and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Any such statement reflects the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur and actual results could differ materially from those presented. A discussion of important factors that could cause actual results to differ from those presented is included in the Company’s periodic reports filed with the Securities and Exchange Commission (at www.sec.gov). Contact: John C. Power, CEO;  707-884-3766 ; johncaseypower@gmail.com